Exhibit 10.27

LEASE AGREEMENT

THIS LEASE, is made and entered into on this 1st day of July 2020, by and between Kokopelli Properties, LLC (“the Landlord”) and Vitro Diagnostics, Inc. (“the Tenant”).

RECITALS:

The Landlord is the owner of certain real property and improvements thereon located at 4621 Technology Drive, Golden, Colorado 80403 (“the Property”). The Tenant desires to lease the Property for a period of ten (10) years. The Landlord is willing to lease the Property to the Tenant for ten (10) years. There shall also be four five-year options to extend the lease provided that the Tenant is in compliance with the terms and conditions of the lease at the applicable time.

The parties have agreed as to terms and conditions of the lease. The parties now desire to reduce to writing the terms and conditions of their Lease Agreement. The following is their Lease Agreement:

ARTICLE ONE DESCRIPTION OF PROPERTY

The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, subject to the conditions hereinafter set forth, the Property and improvements consisting of 3083 square feet located at 4621 Technology Drive, Golden, Colorado 80403. The Landlord shall make available to Tenant 6 parking spaces for first two years; 8 spaces after 2 years; 10 spaces after 4 years.

ARTICLE TWO TERM

Section 2-1. The term of this Lease shall be for a period often (10) years, commencing July 1, 2020 and running through the end of June, 2030 provided that the Tenant is in compliance with all of the terms and conditions of the lease, the Tenant shall have the right to renew the lease. The Tenant shall have the right to renew the lease for an additional five (5) year period of time at the then fair market value. The rent in no event may be less than the rent paid at the expiration of the original term of the lease. The Tenant shall have three additional five-year options provided that the Tenant is in compliance with all of the terms and conditions of the lease. The base rent at the beginning of each term to be no less than the rent paid at the end of the prior lease term.

ARTICLE THREE RENTAL RATE

Section 3-1. The base rent shall be $21.97 per square foot. There are 3083 square feet so that the rent shall be Five Thousand Six Hundred Forty-Four Dollars and Forty-Sis Cents ($5644.46) per month. Rent shall be payable in full as of the first day of each and every month. The Landlord reserves the right to waive that increase, but if the Landlord does not waive the increase, it shall become effective as of the first day of July of the applicable year. If the rent is not paid by the tenth day of the month, interest shall be assessed on the monthly rental obligation at the rate often percent (10%) per annum. The interest to be assessed from the first day of the month that the payment should have been made. Thus, if a payment was due as of June 1 of a year and it was not paid by the tenth day of the month, then the interest would commence as of June 1 and not June 10. Further, if the default is not cured within ninety (90) days after notice is sent by certified mail, return receipt requested, postage prepaid, sent to the last known address of the Tenant, then the Landlord shall have the right to remove the Tenant. The interest rate on all future monthly payments would be at the ten percent (10%) per annum unless the default is timely cured. The Tenant shall remain liable for paying the rent for each and every month until the Property is re-let. Also, in all events, the Tenant shall be liable for any expenses which the Landlord incurs in re-letting the Property. The provisions of Article Thirteen shall apply in the event of such default.

Section 3-2. All alterations and improvements to the Property shall be subject to the Landlord’s prior written consent and all expenses shall be at the Tenant’s sole cost and expense.

ARTICLE FOUR INSURANCE AND TAXES

Section 4-1. The Tenant occupies 3,083 sq. ft. equal to 6.6% of total square footage of said building. The Tenant shall be responsible for 6.6% of building insurance & Commercial property taxes assessed against the Property and the improvements thereto. The Tenant shall be responsible for personal property taxes related to contents located at said Leased property. The Tenant agrees to carry fire and extended coverage insurance on the building in an amount to the Tenant’s sufficient to prevent the application of any co-insurance clauses. The Landlord shall not be liable for the harm or loss arising from any act of neglect of the occupants of the building or of their employees or from the bursting, overflowing or leaking of water or sewer or of steam pipes or from heating or plumbing fixtures or from electric wires or from any other cause whatsoever, except in the case of neglect on the part of the Landlord. It is contemplated that the Tenant will maintain its own insurance on its personal property and will hold the Landlord harmless from all loss or claims.

Section 4-2. The Tenant shall keep in full force and effect public liability insurance in the amount of at least $1,000,000.00 with $2,000,000.00 aggregate at its sole cost and expense, covering both property damage and death or injury to person.

ARTICLE FIVE UTILITIES

The Tenant agrees to pay 6.6% of gas, electric, security, water and sewer expenses as well as any other utility expense.

ARTICLE SIX USE OF THE PROPERTY

The Tenant agrees to use and occupy the Property in a careful, safe and proper manner. The Tenant shall pay, on demand, for damages to the Property caused by misuse or abuse of the Property by the Tenant, its agents or employees, or by any other person entering the Property upon the express or implied invitation of the Tenant. The Tenant agrees it will not use or permit the Property to be used for any purpose prohibited by law, ordinance, codes or rules and regulations of the United States, the State of Colorado and the City of Golden. The Tenant will not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Property.

ARTICLE SEVEN RE-ENTRY BY LANDLORD

The Tenant covenants and agrees to permit the Landlord, at any time, to enter the Property for any of the following purposes: (a) To examine and inspect the Property, or if the Landlord so elects, (b)To perform any obligations of the Tenant hereunder which Tenant shall fail to perform, (c) To perform such maintenance, repairs, additions or alterations as the Landlord may deem necessary or proper for the safe improvement or preservation of the Property, or as may be required by governmental authorities through any code, rule, regulation, ordinance and/or law, (d) To post “For Sale” signs at anytime during the primary lease term or any extensions thereof, or “For Rent” signs during the last three months of the primary lease term or any extensions thereof; and (e) To show the Property to prospective brokers, agents, buyers or tenants. Any such re-entry shall not constitute an eviction nor entitle the Tenant to an abatement of rent. Further, the Landlord shall, at all times, have the right, at its election, to make such alterations or changes in other portions of the Property as it may, from time to time, deem necessary and advisable as long as such alterations and changes do not unreasonably interfere with the Tenants use and occupancy of the Property.

ARTICLE EIGHT ALTERATIONS

The Tenant covenants and agrees not to make any alterations or additions to the Property without first obtaining the written consent of the Landlord. All alterations in addition to the Property, including but not by way of illustration and not by limitation, all partitioning, paneling, carpeting, drapes or other window coverings and light fixtures (but not including movable office furniture not attached to the Property) shall be deemed a part of the Property and shall be the property of the Landlord and shall remain upon and Be surrendered with the Property as part thereof, without molestation, disturbance or injury at the end of the lease term, whether by lapse of time or otherwise, unless the Landlord, by notice given to the Tenant no later than fifteen (15) days prior to the end of the term shall elect to have the Tenant remove all or any portion of such alterations or additions, and, in such event, the Tenant shall promptly remove, at its expense, such alterations and additions and restore the Property to its condition prior to the making of the alterations and additions, reasonable wear and tear excepted.

ARTICLE NINE REPAIRS AND CAPITAL IMPROVEMENTS

Section 9-1. The Tenant shall be responsible to make all repairs and capital improvements to the interior of Property at its own expense. The Landlord shall not be required to make any repairs or capital improvements. All of the expenses for repairs and capital improvements shall be at the sole expense of the Tenant. If the Tenant does not undertake said expenses within thirty (30) days of demand being made by the Landlord, the Tenant shall be liable for those expenses which the Landlord incurs in enforcing its rights, including, but not limited to, attorney’s fees and court costs. Further, the Landlord reserves the right as one of its options, should the Tenant not timely commence the work, to do the work and then bill the Tenant for the work plus interest at the rate of eighteen percent (18%) per annum.

Section 9-2. All repairs and capital improvements shall be made by individuals or entities approved by the Landlord. The Landlord must approve said individuals or entities prior to the commencement of the work. One of the conditions for commencing said work, is that the Tenant shall, on request, deliver to the Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that worker’s compensation, public liability insurance and property damage insurance, all in the amounts, with companies satisfactory to the Landlord, are in full force and effect and maintained by all contractors and subcontractors engaged by the Tenant to perform such work. All such policies shall name the Landlord and the building management as an additional insured. Each such certificate shall provide that the same may not be canceled or modified without thirty (30) days prior written notice to the Landlord. The Tenant shall be responsible for 6.6% of costs associated with Common Area Maintenance to include: cleaning, landscape, snow removal, trash/recycle/shred and pest control. The Tenant agrees to pay 50% of repair and maintenance to back-up Generator and shall be responsible for repair and maintenance of two HVAC units located within the space occupied by Tenant.

Section 9-3. The Landlord, its agents and servants, shall have the right at any time during normal business hours to enter the Leased property to examine and inspect the same.

Section 9-4. No alterations or additions may be made to the Leased premises without the express written consent of the Landlord.

ARTICLE TEN DAMAGE TO IMPROVEMENTS

Section 10-1. If the Property shall be so damaged by fire or other casualty as to render the Property wholly untenantable, and if such damage shall be so great that a competent architect, in good standing, selected by the Landlord shall certify in writing to the Landlord and the Tenant that the Property, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred fifty (150) working days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage, unless the parties jointly agree to extend said date; and the Tenant thereupon shall surrender to the Landlord the Property and all interest therein hereunder, and the Landlord may reenter and take possession of the Property and remove the Tenant therefrom. The Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease.

Section 10-2. If, however, the damage shall be such that said architects shall certify that the Property can be made tenantable within said one hundred fifty (150) day period from the happening of such damage or other casualty, then, except as hereinafter provided, the Landlord shall repair the damage so done with all reasonable speed.

Section 10-3. If the Property, without the fault of the Tenant, shall be slightly damaged by fire or other casualty, but not so as to render the same untenantable, the Landlord, after receiving notice in writing of the occurrence of the injury, shall cause the same to be repaired with reasonable promptness.

Section 10-4. If the fire or other casualty causing injury to the Property or other parts of the Building shall have been caused by the negligence or misconduct of the Tenant or Its agents, servants or employees, or by any other person entering upon the Property under express or implied invitation of the Tenant, such injury shall be repaired by the Landlord at the expense of the Tenant.

ARTICLE ELEVEN SERVICES TO BE PROVIDED

The Landlord shall provide heated or cooled air to the Property, as may, in the judgment of the Landlord, be reasonably required for the comfortable use and occupancy of the Property. Said services shall be provided in ordinary business hours which are referred to as 7:30 a.m. through 5:00 p.m., Monday through Friday legal holidays excepted. The Tenant agrees that the Landlord shall not be liable for failure to supply any such heating, air conditioning or other services when the Landlord uses reasonable diligence to supply the services or during any period the Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, now or hereinafter enforce or effect, it being understood that the Landlord may discontinue, reduce or curtail such services, or any of them (either temporarily or permanently) at such times as it may be necessary by reason of accident, amount of availability of employees, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the control of the Landlord. In the event of such interruption, reduction of discontinuance of Landlord’s services (either temporary or permanent), the Landlord shall not be liable for damages to person or property as the result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of the Tenant, or cause or permit an abatement, reduction of set up of rent, or operate to release the Tenant from any of the Tenant’s obligations hereunder. The Tenant further agrees that if any installment of rent shall remain unpaid for more than fifteen (90) days after it shall become due, the Landlord may, without notice to the Tenant, discontinue furnishing heat, air conditioning, electricity or lighting services, or any of them, until all arrears of rent shall have been paid in full.

ARTICLE TWELVE MECHANIC’S LIENS

The Tenant shall pay, or cause to be paid all costs for work done or caused to be done by the Tenant on the Property, or a character which will or may result in liens on the Landlord’s interest therein, and the Tenant will keep the Property free and dear of all mechanic’s liens and other liens on account of work done for the Tenant or persons claiming under it. The Tenant agrees to indemnify, defend and save the Landlord harmless of and from all liability, loss, damage, cost or expenses, including attorney’s fees on account of any claims of any nature whatsoever, including claims on liens of laborers, material men or others for work performed for, or materials or supplies furnished to the Tenant or persons claiming under the Tenant. Should any liens be filed of record against the Property, or any action affecting the title thereto be commenced, the Tenant shall cause such liens to be removed of record within five days after notice from the Landlord. If the Tenant desires to contest any claim or lien, it shall furnish the Landlord with adequate security of at least one hundred fifty percent (150”/4) of the amount of the claim, plus estimated costs and interest and if a final judgment establishing the validity or existence of any lien for any amount is entered, the Tenant shall pay and satisfy the same at once. If the Tenant shall be in default in paying any charge for which mechanic’s lien or suit to foreclose the lien has been recorded or filed, it shall not have given Landlord security as set forth herein, the Landlord may (but without being required to do so) pay such lien or claim, and any cost thereon, and the amount so paid, together with reasonable attorney’s fees incurred in connection therewith, shall immediately be due from the Tenant.

ARTICLE THIRTEEN DEFAULT BY TENANT

Section 13-1. The occurrence of any of the following shall constitute an “event of default” by the Tenant:

13-1-1. Failure to pay rent or any other amounts payable hereunder,-and such default shall continue for forty five (90) days after receipt of written notice from the Landlord; provided, however, the Tenant shall not be entitled to more than two (2) notices of a delinquency in a monetary default during any lease year. If thereafter, any rent or other amounts owing hereunder are not paid when due, a default shall be considered to have occurred even though no notice thereof is given;

13-1-2. The Tenant shall vacate or abandon the Property;

13-1-3. If this Lease or the estate of the Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner herein provided;

13-1-4. This Lease or the Property or any part thereof shall be taken upon execution or by other process of law directed against the Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against the Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

13-1-5. The Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

13-1-6. Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of the Tenant shall be instituted against the Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of the Tenant, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

13-1-7. The Tenant shall fail to take possession of the Property on the term commencement date;

13-1-8. The Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on the Tenant’s part to be performed, and such nonperformance shall continue for a period of thirty (3 0) days after notice thereof by the Landlord to the Tenant, or if such performance cannot be reasonably had within such thirty (30) day period, the Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion.

Section 13-2. Upon the occurrence of an “event of default”, the Landlord shall have the right at its election, then or at any time thereafter either:

13-2-1. To give the Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein, and on the date specified in such notice, the Tenant’s right to possession of the Property shall cease and this Lease shall thereupon be terminated, except as to the Tenant’s liability; or

13-2-2. Without demand or notice, to reenter and take possession of the Property or any part thereof, and repossess same as of Landlord’s former estate and expel the Tenant and those claiming through or under the Tenant, and remove the effect of both or either, using such force for such purposes as may be necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should the Landlord elect to reenter as provided in this subsection 13-2-2, or should the Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, the Landlord may, from time to time, without terminating this Lease, relet the Property or any part thereof, either alone or in conjunction with other portions of the Building of which the Property are a part, in the Landlord’s or the Tenant’s name, but for the account of the Tenant. Any reletting under this Section shall be for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Property) as the Landlord, in its uncontrolled discretion, may determine, and the Landlord may collect and receive the rents therefore. The Landlord shall in no way be responsible or liable for any failure to relet the Property, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Property by the Landlord shall be construed as an election on the Landlord’s part to terminate this lease unless a written notice of such intention begiven to the Tenant. No notice from the Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by the Landlord to terminate this Lease unless such notice specifically so states. The Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving the Tenant such written notice, in which event the Lease will terminate as specified in said notice.

Section 13-3. If the Landlord does not elect to terminate this Lease as permitted in subsection 13-2-1of this Article, but on the contrary, elects to take possession as provided in subsection 13-2-2 hereof, the Tenant shall pay to the Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Property after deducting all the Landlord’s expenses, attorney’s fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new Lease term extends beyond the existing term or the Property covered thereby include other premises not part of the Property, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. The Tenant shall pay such amounts to the Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken and the Landlord shall be entitled to receive the same from the Tenant on each such day.

Section 13-4. If this Lease is terminated pursuant to the provisions of this Article, the Tenant shall be liable to the Landlord for damages in an amount equal to the rent and other sums which would have been owing by the Tenant hereunder for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Property by the Landlord subsequent to such termination, after deducting all of the Landlord’s expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. The Landlord shall be entitled to collect such damages from the Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated, and the Landlord shall be entitled to receive the same from the Tenant on each such day. Alternatively, at the option of the Landlord, if this Lease is terminated, the Landlord shall be entitled to recover forthwith against the Tenant as damages for loss of the bargain and not as a penalty, an amount equal to the worth at the time of such termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term hereof in excess of the then reasonable rental value of the Property for the same period. It is agreed that the “reasonable rental value” shall be the amount of rental which the Landlord can obtain as rent for the remaining balance of the term.

Section 13-5. Suit or suits for the recovery of the rent and other amounts and damages set forth hereinabove may be brought by the Landlord from time to time, at the Landlord’s election, and nothing herein shall be deemed to require the Landlord to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by the Tenant, or no such termination, as the case may be. Each right and remedy provided in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by the Landlord or any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or otherwise shall not preclude the simultaneous or later exercise by the Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or otherwise. All costs incurred by the Landlord in connection with collecting any rent and other amounts and damages owing by the Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorney’s fees from that date any such manner is turned over to an attorney, whether or not one or more actions are commenced by the

Landlord, shall also be recovered by the Landlord from the Tenant.

Section 13-6. No failure by the Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No Agreement, term, covenant or condition hereof to be performed or complied with by the Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by the Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Not withstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by the Landlord or the Tenant subsequent to such termination.

Section 13-7. Nothing in this Article shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Article.

Section 13-8. Notwithstanding anything contained hereinabove in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors or appointment of a receiver or trustee set forth above, shall be considered to be an event of default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

ARTICLE FOURTEEN SUBORDINATION AND ATTORNMENT

This Lease, at the Landlord’s option, shall be subordinate to any mortgage, deed of trust (now or hereafter placed upon the Property), ground lease or declaration of covenants (now or hereafter placed upon the Property) regarding maintenance and use of any areas contained in any portion of the Property, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions hereof. The Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination. If any holder of a mortgage or deed of trust shall elect to have this lease superior to the lien of its mortgage or deed of trust and shall give written notice thereof to the Tenant, this Lease shall be deemed prior to such mortgage or deed of trust whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or the date of recording thereof. The Tenant agrees to execute such documents which may be required to effectuate such subordination or to make the Lease junior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, the Tenant does hereby make, constitute and irrevocably appoint the Landlord as the Tenant’s attorney-in-fact and in the Tenant’s name, place and stead, to do so. The Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of sale, through foreclosure of a deed of trust or mortgage, or otherwise. Notwithstanding the foregoing, the Tenant’s possession and the terms of this lease shall not change or be disturbed if the Tenant is not in default hereunder.

ARTICLE FIFTEEN HOLDING OVER: TENANCY MONTH TO MONTH

If after the expiration of this Lease the Tenant shall remain in possession of the Property and continue to pay rent, without any express written agreement as to such holding, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to month, subject to all the terms and conditions hereof on the part of the Tenant to be observed and performed and at a monthly rent equivalent to one hundred fifty percent (150%) of the monthly installments paid by the Tenant immediately prior to such expiration, payable in advance on the same day of each calendar month. Such month-to-month tenancy may be terminated by either party upon ten (10) days’ written notice prior to the end of any such monthly period.

ARTICLE SIXTEEN PAYMENTS AFTER TERMINATION

No payments of money by the Tenant to the Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by the Landlord to the Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to the Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting the Landlord possession of said premises, the landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, or otherwise exercise its rights and remedies hereunder. The payment of such suns of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or judgment theretofore obtained.

ARTICLE SEVENTEEN TENANT ESTOPPEL STATEMENT

The Tenant further agrees at anytime and from time to time, upon not less than ten (10) days’ prior written request by the Landlord, to execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications), that there have bene no defaults thereunder by the Landlord or the Tenant (or if there have been defaults, setting forth the nature thereof), the amount of the minimum monthly rent the amount of any security deposit and the date to which the rent and other charges have been paid in advance, if any. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of all or any portion of the Landlord’s interest herein, or a holder of any mortgage or deed of trust encumbering the Property. The Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant (I) that this Lease is in full force and effect, without modification except as may be represented by the Landlord, (ii) that there are no uncured defaults in the Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Further, upon request, the Tenant will supply the Landlord a corporate resolution certifying that the party signing this statement on behalf of the Tenant is properly authorized to do so.

ARTICLE EIGHTEEN CONDEMNATION

Section 18-1. If, during the term of this Lease, the whole or substantially all of the Leased property shall be taken as the result of the exercise of the power of eminent domain, which shall include the taking by condemning authority or voluntary conveyance in the lieu thereof, this Lease shall terminate as of the date of vesting of title pursuant to such proceedings. For the purpose of this section substantially all of the Property shall be deemed to have been taken if the Tenant in its option cannot reasonably operate its business in the remainder of the Property. A temporary taking, whether of all or part, shall not operate to terminate this Lease but the rents hereunder shall abate during such taking.

Section 18-2. If during the term of this Lease title to less than the whole or less than substantially all the Leased property shall be taken in any such proceeding, this Lease shall not terminate, but the rent thereafter shall be reduced in such just proportion as the nature, value and extent of the part so taken bears to the whole of the Property. If necessary, the Landlord shall promptly proceed to repair, restore and place in proper condition for use and occupancy the part of the improvements not so taken in such proceeding. In the event the award in such proceeding does not specifically allocate the proceeds between land, improvements and the Leasehold estates, and in the event the Landlord and the Tenant are unable to reach an agreement with respect to such allocation, reflecting their respective interest, the question of allocation may be submitted to arbitration under the then rules of the American Arbitration Association.

ARTICLE NINETEEN ASSIGNMENT AND SUBLEASING

The Tenant shall not assign this Lease, or any interest therein, nor sublet any part of the Property to any person without express written consent of the Landlord.

ARTICLE TWENTY TERMINATION

The Tenant agrees to deliver up and surrender the possession of the Leased premises at the expiration or termination of this lease in as good as repair as when the Tenant obtained the same, expecting only ordinary wear and decay.

ARTICLE TWENTY ONE NOTICES

Any notices to be given the Tenant or the Landlord under this Lease shall be in writing and shall be deemed duly served by the Landlord upon the Tenant if mailed by certified mail, postage prepaid, addressed to the Tenant at 4621Technology Drive, Golden, Colorado 80403; and by the Tenant upon the Landlord, if mailed by certified mail, postage prepaid, addressed to the Landlord at P.O. Box 1264, Conifer, Colorado 80433 or such other addresses as either of the parties may hereafter fix by notice in writing to the other.

ARTICLE TWENTY TWO QUIET POSSESSION

The Landlord shall warrant and defend the Tenant in the enjoyment and peaceful possession of the Property during the term of the Lease, subject to all terms, conditions and covenants to be observed and performed by the parties hereto, which shall be applicable to and binding upon their successors, assigns and legal representatives. In the event the occupancy by the Tenant and its use of the Property as contemplated herein is prohibited or restricted by a change of zoning ordinance or the like then this Lease shall terminate as of the effective date of such change of law or ordinance.

ARTICLE TWENTY THREE ENACTMENTS OF RULES AND REGULATIONS

The Landlord reserves the right to enact rules and regulations which it deems appropriate or necessary with regards to

ARTICLE TWENTY THREE ENACTMENTS OF RULES AND REGULATIONS

The Landlord reserves the right to enact rules and regulations which it deems appropriate or necessary with regards to said Property; provided, however, that no rules or regulations may unreasonably interfere with the Tenant’s utilization of the Property.

ARTICLE TWENTY FOUR NO SIGN OR ADVERTISEMENT

Itis agreed that no sign, advertisement or notice shall be inscribed, painted or fixed on any part of the inside or outside of the Property unless such color, size and style and in such place or upon or in the Property, is approved by the Landlord.

In Witness WHEREOF, this Lease was signed on the day and year first above written.

Vitro Diagnostics, Inc	Kokopelli Properties, LLC

Tenant	Landlord

/s/ John R. Evans	/s/ Phyllis Sordelet
Signature	Signature

John R. Evans	Phyllis Sordelet
Printed Name	Printed Name

C.F.O	C.E.O./ Owner
Title	Title

7/9/20	7/10/2020
Date	Date